UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2010

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On May 25, 2010, we announced financial results for our first quarter ended April 30, 2010. Net service revenues were $36.2 million in the first quarter of fiscal year 2011, a decrease from the $42.1 million in the same prior year period. Net technology revenues increased to $7.0 million in the first quarter ended April 30, 2010 from $6.4 million in the first quarter ended April 30, 2009. Included in the first quarter ended April 30, 2010, was recognition of Comcast development revenues of $3.3 million. The net loss for the quarter was ($14.2) million or ($0.13) per basic and diluted share, compared to a net loss of ($3.9) million or ($0.04) per basic share and diluted share, for the quarter ended April 30, 2009. We ended this quarter with approximately $255 million in cash and short-term investments, compared to approximately $245 million in cash and short-term investments in the prior quarter. Additionally, we continue to have no debt.

As of April 30, 2010 our total subscriptions were approximately 2.5 million. TiVo-Owned subscription gross additions were 33,000 for the quarter, compared to 37,000 in the first quarter fiscal year 2010. TiVo-Owned net subscription losses were 51,000 in the quarter ended April 30, 2010 as compared to 30,000 in the quarter ended April 30, 2009. Our monthly churn rate was 2.0% for the quarter ended April 30, 2010 and TiVo-Owned subscriptions were approximately 1.4 million compared to 1.6 million a year ago. The installed base of MSO/Broadcasters’ TiVo subscriptions was approximately 1.1 million compared to approximately 1.6 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended April 30,
	2010	2009
Revenues
Service revenues	$36,244	$42,129
Technology revenues	6,973	6,386
Hardware revenues (2)	18,169	6,606

Net revenues	61,386	55,121
Cost of revenues
Cost of service revenues (1)	10,403	10,150
Cost of technology revenues (1)	5,021	4,483
Cost of hardware revenues	19,219	10,576

Total cost of revenues	34,643	25,209

Gross margin	26,743	29,912

Research and development (1)	18,628	15,066
Sales and marketing (1)	7,760	5,695
Sales and marketing, subscription acquisition costs	3,191	982
General and administrative (1)	11,697	12,242

Total operating expenses	41,276	33,985

Loss from operations	(14,533)	(4,073)
Interest income	369	190
Interest expense and other	(2)	0

Loss before income taxes	(14,166)	(3,883)
Provision for income taxes	(34)	(16)

Net loss	$(14,200)	$(3,899)

Net loss per common share - basic	$(0.13)	$(0.04)

Net loss per common share - diluted	$(0.13)	$(0.04)

Weighted average common shares used to calculate basic net loss per share	111,490,152	102,278,944

Weighted average common shares used to calculate diluted net loss per share	111,490,152	102,278,944

(1) Includes stock-based compensation expense as follows:
Cost of service revenues	$132	$263
Cost of technology revenues	484	557
Research and development	1,786	2,491
Sales and marketing	817	685
General and administrative	2,367	3,074

(2)	The consolidated statement of operations for the three months ended April 30, 2009 has been revised to reflect the increase of $230,000 in net hardware revenues with a corresponding reduction in net loss to correct immaterial errors related to over payments of revenue share in fiscal year 2010.

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)

	April 30, 2010	January 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$68,121	$70,891
Short-term investments	187,355	173,691
Accounts receivable, net of allowance for doubtful accounts of $342 and $409	19,683	16,996
Inventories	12,368	12,110
Prepaid expenses and other, current (1)	9,529	8,686

Total current assets	297,056	282,374
LONG-TERM ASSETS
Property and equipment, net of accumulated depreciation of $42,503 and $40,934, respectively	10,966	10,098
Purchased technology, capitalized software, and intangible assets, net of accumulated amortization of $13,153 and $12,501, respectively	9,185	9,565
Prepaid expenses and other, long-term	1,281	1,263
Long-term investments	7,548	7,512

Total long-term assets	28,980	28,438

Total assets	$326,036	$310,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$21,715	$20,712
Accrued liabilities	24,654	24,786
Deferred revenue, current	35,283	38,952

Total current liabilities	81,652	84,450
LONG-TERM LIABILITIES
Deferred revenue, long-term	30,819	28,990
Other long-term liabilities	255	231

Total long-term liabilities	31,074	29,221

Total liabilities	112,726	113,671
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: Authorized shares are 10,000,000; Issued and outstanding shares - none	0	0
Common stock, par value $0.001: Authorized shares are 275,000,000; Issued shares are 116,294,027 and 110,434,022, respectively and outstanding shares are 115,411,307 and 109,869,062, respectively	116	110
Additional paid-in capital	930,926	896,695
Treasury stock, at cost - 882,720 shares and 564,960 shares, respectively	(8,117)	(4,325)
Accumulated deficit (1)	(708,913)	(694,713)
Accumulated other comprehensive loss	(702)	(626)

Total stockholders’ equity	213,310	197,141

Total liabilities and stockholders’ equity	$326,036	$310,812

(1)	The consolidated balance sheet as of January 31, 2010 has been revised to reflect the increase of $1,399,000 in prepaid expenses and other, current with a corresponding reduction in accumulated deficit to correct immaterial errors related to over payments of revenue share in fiscal years 2010 and 2009.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,200)	$(3,899)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	2,221	2,310
Loss on disposal of fixed assets	42	0
Stock-based compensation expense	5,586	7,070
Utilization of trade credits	19	11
Allowance for doubtful accounts	32	97
Changes in assets and liabilities:
Accounts receivable	(2,719)	2,541
Inventories	(258)	6,101
Prepaid expenses and other	(880)	831
Accounts payable	(567)	(1,160)
Accrued liabilities	(132)	(3,588)
Deferred revenue	(1,840)	(4,852)
Deferred rent and other long-term liabilities	24	0

Net cash provided by (used in) operating activities	$(12,672)	$5,462

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(45,775)	(99,936)
Sales or maturities of short-term investments	31,999	79,927
Acquisition of property and equipment	(909)	(2,022)
Acquisition of capitalized software and intangibles	(272)	(1,532)

Net cash used in investing activities	$(14,957)	$(23,563)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	28,651	7,957
Treasury Stock - repurchase of stock for tax withholding	(3,792)	(2,007)
Payment under capital lease obligation	0	(19)

Net cash provided by financing activities	$24,859	$5,931

NET DECREASE IN CASH AND CASH EQUIVALENTS	$(2,770)	$(12,170)

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	70,891	162,337

Balance at end of period	$68,121	$150,167

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended April 30,
(Subscriptions in thousands)	2010	2009
TiVo-Owned Subscription Gross Additions	33	37

Subscription Net Additions/(Losses):
TiVo-Owned	(51)	(30)
MSOs/Broadcasters	(45)	(109)

Total Subscription Net Additions/(Losses)	(96)	(139)

Cumulative Subscriptions:
TiVo-Owned	1,414	1,624
MSOs/Broadcasters	1,095	1,572

Total Cumulative Subscriptions	2,509	3,196
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	57%	59%

Included in the 1,414,000 TiVo-Owned subscriptions are approximately 282,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. We amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended April 30,
TiVo-Owned Churn Rate	2010	2009
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,437	1,639
TiVo-Owned subscription cancellations	(84)	(67)

TiVo-Owned Churn Rate per month	-2.0%	-1.4%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our older model DVRs or access to certain digital television channels or MSO Video on Demand services, as well as, increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2010	2009	2010	2009
Subscription Acquisition Costs	(In thousands, except SAC)
Sales and marketing, subscription acquisition costs	$3,191	$982	$7,257	5,861
Hardware revenues (1)	(18,169)	(6,606)	(60,350)	(42,313)
Less: MSOs/Broadcasters-related hardware revenues	5,437	(27)	19,961	8,608
Cost of hardware revenues	19,219	10,576	74,552	57,953
Less: MSOs/Broadcasters-related cost of hardware revenues	(4,158)	(6)	(17,858)	(8,015)

Total Acquisition Costs (1)	5,520	4,919	23,562	22,094

TiVo-Owned Subscription Gross Additions	33	37	144	176
Subscription Acquisition Costs (SAC)	$167	$133	$164	$126

(1)	The hardware revenues for the three and twelve months ended April 30, 2009 have been revised to reflect the increase of $230,000 and $749,000, respectively in net hardware revenues with a corresponding reduction in total acquisition costs associated with immaterial errors related to over payments of revenue share in fiscal years 2010 and 2009.

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended April 30,
TiVo-Owned Average Revenue per Subscription	2010	2009
	(In thousands, except ARPU)
Total Service revenues	$36,244	$42,129
Less: MSOs/Broadcasters-related service revenues	(3,760)	(4,522)

TiVo-Owned-related service revenues	32,484	37,607
Average TiVo-Owned revenues per month	10,828	12,536
Average TiVo-Owned per month subscriptions	1,437	1,639

TiVo-Owned ARPU per month	$7.54	$7.65

	Three Months Ended April 30,
MSOs/Broadcasters Average Revenue per Subscription	2010	2009
	(In thousands, except ARPU)
Total Service revenues	$36,244	$42,129
Less: TiVo-Owned-related service revenues	(32,484)	(37,607)

MSOs/Broadcasters-related service revenues	3,760	4,522
Average MSOs/Broadcasters revenues per month	1,253	1,507
Average MSOs/Broadcasters per month subscriptions	1,120	1,625

MSOs/Broadcasters ARPU per month	$1.12	$0.93

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period. The above table shows this calculation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 25, 2010	By:	/s/ ANNA BRUNELLE
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)